Registration Statement No. ______


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



                               MAXXZONE.COM, INC.
             (Exact name of registrant as specified in its charter)


                    Nevada                                88-0503197
        (State or other jurisdiction of            (I.R.S. Employer ID. No.)
          incorporation or organization)


                    1770 N. Green Valley Parkway, Suite 3214
                             Las Vegas, Nevada 89014
                                 (408) 379-3822
                    (Address of Principal Executive Offices)



Consulting Services Agreements dated February 12, 2004, by and between MaxxZone.com, Inc. and each of (i) Bartholomew International Investments Ltd., Inc., (ii) Daedalus Ventures, Inc., (iii) The Otto Law Group, PLLC, (iv) Victor Romero; and Contract for Professional Consulting Services dated December 15, 2003, by and between MaxxZone.com, Inc. Eric L. Brown.


                             (Full Titles of Plans)
                      ------------------------------------
                              Thomas E. Puzzo, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____


                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per Share   Aggregate Offering Price
be Registered            Registered             (1)                        (1)                        Amount of Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,            55,000,000             $0.014                      $770,000                  $97.56
$0.001 par value
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h). On April 19, 2004, the fair market value of maxxZone.com, Inc. (the "Registrant") common stock, determined from its closing price on the Over-the-Counter Bulletin Board, was $0.016 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $770,000, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by .000012670.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information contained in the Registrant's registration statement on Form S-8, Registration File Nos. 333-111444 (filed on December 22, 2003), 333-112951 (filed on February 19, 2004) and 333-113505 (filed on March 11,
2004), is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The information contained in the Registrant's registration statement on Form S-8, Registration File Nos. 333-111444 (filed on December 22, 2003), 333-112951 (filed on February 19, 2004) and 333-113505 (filed on March 11,
2004), is incorporated herein by reference. This Registration Statement relates to (i) an amendment to the Consulting Services Agreement, dated February 12, 2004 by and between the Registrant and Bartholomew International Investments Ltd., Inc. to increase the number of shares of common stock issued thereunder to 33,333,333, (ii) an amendment to the Consulting Services Agreement dated February 12, 2004 by and between the Registrant and Daedalus Ventures, Inc. to increase the number of shares issued thereunder to 14,1666,667, (iii) an amendment to the Consulting Services Agreement dated February 12, 2004 by and between the Registrant and The Otto Law Group, PLLC, to increase the number of shares issued thereunder to 20,000,000, (iv) an amendment to the Consulting Services Agreement dated February 12, 2004 by and between the Registrant and Victor Romero to increase the number of shares issued thereunder to 8,500,000, and (v) an amendment to the Contract for Professional Consulting Services dated December 15, 2003 by and between the Registrant and Eric L. Brown to increase the number of shares issued thereunder to 12,500,000.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report dated March 28, 2004 on Form 10-KSB, filed with the Commission on March 29, 2004.

(b) All reports and documents subsequently filed to the Registrant's Annual Report dated April 7, 2003 on Form 10-KSB, filed with the Commission on March 28, 2004, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

(c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on December 31, 2001, including any amendment or report filed for the purpose of updating such description.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by The Otto Law Group, PLLC ("TOLG"). As of the date of this Registration Statement, David M. Otto, an affiliate of TOLG, beneficially owns approximately 10,000,000 shares of the Registrant's Common Stock, not including 10,000,000 shares of the Registrant's Common Stock, all of which are being registered herein.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith.

EXHIBIT
NUMBER   DESCRIPTION

4.1 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc.

4.2 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com Inc. and Daedalus Ventures, Inc., a New York corporation.

4.3 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.4 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Victor Romero.

4.5 Form of Letter Agreement amending Contract for Professional Consulting Services dated December 15, 2003 by and between MaxxZone.com, Inc. and Eric L. Brown.

5.1    Opinion of The Otto Law Group, PLLC

23.1   Consent of Beckstead & Watts, LLP

23.2   Consent of The Otto Law Group, PLLC (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of this registration statement)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson and State of Nevada on the 22nd day of April, 2004.

                                                     MAXXZONE.COM, INC.

                                                     By:  /s/ Roland Becker
                                                          ----------------------
                                                          Roland Becker
                                                          President

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Victor Romero his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                     TITLE                         DATE
     ---------                     -----                         ----

/s/ Roland Becker       President, Chief Operations         April 22, 2004
------------------      Officer and Director
    Roland Becker       (Principal Executive Officer)



                                  EXHIBIT INDEX
EXHIBIT
NUMBER     DESCRIPTION

4.1 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc.

4.2 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com Inc. and Daedalus Ventures, Inc., a New York corporation.

4.3 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.4 Form of Letter Agreement amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Victor Romero.

4.5 Form of Letter Agreement amending Contract for Professional Consulting Services dated December 15, 2003 by and between MaxxZone.com, Inc. and Eric L. Brown.

5.1    Opinion of The Otto Law Group, PLLC

23.1   Consent of Beckstead & Watts, LLP

23.2   Consent of The Otto Law Group, PLLC (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of this registration statement)